Exhibit 99

October 21, 2015

Phoenix, Arizona

Knight Transportation Reports Third Quarter 2015 Revenue and Earnings

Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today reported revenue and net income for the third quarter and nine months ended September 30, 2015.

Key financial highlights for the third quarter and first nine months of 2015 and 2014 were as follows:

(dollars in thousands, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Chg	2015	2014	% Chg
Total revenue	$300,122	$271,547	10.5%	$892,225	$784,865	13.7%
Revenue, excluding trucking fuel surcharge	$269,930	$227,829	18.5%	$795,767	$652,333	22.0%

Operating income	$46,426	$39,791	16.7%	$134,348	$109,940	22.2%
Adjusted operating income(1)	NA	NA	NA	$141,511	$109,940	28.7%

Net income, attributable to Knight	$30,283	$25,100	20.6%	$87,484	$69,924	25.1%
Adjusted net income, attributable to Knight(2)	NA	NA	NA	$91,879	$69,924	31.4%

Earnings per diluted share	$0.37	$0.31	20.8%	$1.06	$0.86	23.7%
Adjusted earnings per diluted share(2)	NA	NA	NA	$1.11	$0.86	29.9%

The company previously announced a quarterly cash dividend of $0.06 per share to shareholders of record on September 4, 2015, which was paid on September 25, 2015.

Dave Jackson, President and Chief Executive Officer, commented on the quarter, “During the third quarter we grew our consolidated revenue, excluding trucking fuel surcharge, by 18.5% while improving our operating income by 16.7%, despite a lukewarm freight environment.  Our diluted earnings per share increased to $0.37, and benefited from a lower effective tax rate which was primarily offset by less gain on sale.  Both our trucking and logistics segments continue to contribute to our growth as we continue to enhance our logistics capabilities to meet the supply chain needs of our customers.”

The following chart reflects our consolidated financial performance and that of our trucking and our logistics segments for the third quarter and first nine months of 2015 and 2014.

(dollars in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Chg	2015	2014	Chg
Consolidated
Revenue, excluding trucking fuel surcharge	$269,930	$227,829	18.5%	$795,767	$652,333	22.0%
Adjusted operating income(1)	$46,426	$39,791	16.7%	$141,511	$109,940	28.7%
Adjusted operating ratio(1)	82.8%	82.5%	30 bps	82.2%	83.1%	-90 bps
Trucking
Revenue, excluding trucking fuel surcharge	$211,816	$174,126	21.6%	$626,389	$506,974	23.6. %
Adjusted operating income(3)	$42,710	$35,514	20.3%	$129,963	$100,491	29.3%
Adjusted operating ratio(3)	79.8%	79.6%	20 bps	79.3%	80.2%	-90 bps
Logistics
Revenue	$58,114	$53,703	8.2%	$169,378	$145,359	16.5%
Operating income	$3,716	$4,277	-13.1%	$11,548	$9,449	22.2%
Operating ratio	93.6%	92.0%	160 bps	93.2%	93.5%	-30 bps

In the third quarter, the trucking segment achieved an adjusted operating ratio of 79.8% compared to 79.6% from the same quarter last year.  The trucking segment experienced revenue growth, excluding trucking fuel surcharge, of 21.6% while improving operating income by 20.3%.  Despite a less robust freight environment, we continue to experience positive results from our efforts to improve yield.  Revenue per tractor, excluding fuel surcharge, increased 1.8%, year over year, attributable to a 4.6% improvement in revenue per loaded mile, a 2.6% increase in length of haul, off-set by a 0.2% decrease in average miles per tractor, and an increase in our non-paid empty mile percentage.  Our improvements in our revenue per tractor were partially offset by increased salaries and wages, increased driver recruiting and hiring costs, and rising equipment prices.

Our brokerage business, which is the largest component of our logistics segment, increased load volume by 64.8%, however, due to lower fuel surcharge and a shorter length of haul, revenue increased 11.7% while operating income improved by 8.8%, when compared to the same quarter last year.  Gross margins expanded 70 basis points compared to the third quarter last year.  Revenue in our intermodal business increased year over year 3.6%, while operating income improved 20.5%, when compared to the same quarter last year. We continue to invest in our logistics capabilities in order to provide more solutions to our customers, while improving our return on capital.  In the third quarter, the logistics segment produced an operating ratio of 93.6% compared to 92.0% for the same quarter last year.  During the quarter, operating income was negatively impacted by approximately $700,000 as a result of lower commodity prices that negatively impacted our sourcing business as well as costs associated with the startup of our expanded logistics and transportation management offering.

Attracting and retaining high quality driving associates remains a significant industry challenge.  The current shortage of qualified driving associates has been and will continue to be a headwind for adding additional capacity.  Our driver development and training programs remain a primary focus area for our management team.

Our tractor fleet remains one of the most modern fleets in the industry with an average age of 1.7 years.  The used equipment market softened during the quarter and resulted in gain on sale of revenue equipment in the third quarter of 2015 of $2.3 million, compared to $4.3 million in the third quarter of 2014.

During the third quarter of 2015 we purchased 564,016 shares of our common stock for $15.0 million. We currently have approximately 5.8 million shares available under our stock repurchase authorization.  Over the last twelve months ended September 30, 2015 we have returned $65.3 million to our shareholders in the form of quarterly dividends and stock repurchases.  We ended the quarter with $12.7 million of cash, $120.0 million of long term debt, and $712.6 million of shareholders' equity.  For the first nine months of the year our net capital expenditures were $108.9 million, while our cash flow from operations was $156.6 million.

The company will hold a conference call on October 21, 2015, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended September 30, 2015. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time.  To view the presentation, please visit http://investor.knighttrans.com/events, “Third Quarter 2015 Conference Call Presentation.”

Adjusted operating income, adjusted operating ratio, adjusted net income attributable to Knight, and adjusted earnings per diluted share (EPS) are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results in evaluating certain parts of our business.  We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables at the end of this press release.

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

INCOME STATEMENT DATA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)
REVENUE:
Revenue, before fuel surcharge	$269,930	$227,829	$795,767	$652,333
Fuel surcharge	30,192	43,718	96,458	132,532
TOTAL REVENUE	300,122	271,547	892,225	784,865

OPERATING EXPENSES:
Salaries, wages and benefits	85,514	65,296	249,921	190,779
Fuel expense - gross	39,795	51,221	120,247	155,422
Operations and maintenance	20,390	17,305	62,065	51,481
Insurance and claims	8,149	7,530	25,076	22,414
Operating taxes and licenses	3,373	4,338	13,954	12,265
Communications	849	1,164	3,066	3,621
Depreciation and amortization	28,204	22,684	82,728	66,422
Purchased transportation	62,115	60,017	182,279	168,305
Miscellaneous operating expenses	5,307	2,201	18,541	4,216
Total operating expenses	253,696	231,756	757,877	674,925

Income from operations	46,426	39,791	134,348	109,940

Interest income	140	104	377	326
Interest expense	(220)	(135)	(714)	(339)
Other income	2,335	2,399	7,234	5,856
Income before income taxes	48,681	42,159	141,245	115,783
INCOME TAXES	17,946	16,786	52,379	45,062
Net income	30,735	25,373	88,866	70,721
Net income attributable to noncontrolling interest	(452)	(273)	(1,382)	(797)
NET INCOME ATTRIBUTABLE TO KNIGHT TRANSPORTATION	$30,283	$25,100	$87,484	$69,924

Basic Earnings Per Share	$0.37	$0.31	$1.07	$0.87
Diluted Earnings Per Share	$0.37	$0.31	$1.06	$0.86

Weighted Average Shares Outstanding - Basic	81,127	81,035	81,678	80,802
Weighted Average Shares Outstanding - Diluted	82,005	82,097	82,714	81,776

BALANCE SHEET DATA:
	09/30/15	12/31/14
ASSETS	(Unaudited, in thousands)
Cash and cash equivalents	$12,703	$17,066
Trade receivables, net of allowance for doubtful accounts	134,985	143,531
Notes receivable, net of allowance for doubtful accounts	731	1,020
Prepaid expenses	23,472	17,423
Assets held for sale	18,005	23,248
Other current assets	14,251	13,345
Income Tax Receivable	9,713	19,432
Current deferred tax assets	3,785	3,187
Total Current Assets	217,645	238,252

Property and equipment, net	804,224	752,046
Notes receivable, long-term	3,459	4,065
Goodwill	47,055	47,067
Intangible Assets, net	3,200	3,575
Other assets and restricted cash	22,339	37,280
Total Long-term Assets	880,277	844,033

Total Assets	$1,097,922	$1,082,285

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$24,941	$19,122
Accrued payroll and purchased transportation	27,961	34,127
Accrued liabilities	32,518	20,604
Claims accrual - current portion	18,747	18,532
Dividend payable - current portion	306	200
Total Current Liabilities	104,473	92,585

Claims accrual - long-term portion	11,681	11,505
Long-term dividend payable and other liabilities	2,196	2,513
Deferred tax liabilities	144,724	162,007
Long-term debt	120,000	134,400
Total Long-term Liabilities	278,601	310,425

Total Liabilities	383,074	403,010

Common stock	809	818
Additional paid-in capital	203,073	185,184
Accumulated other comprehensive income	3,506	12,231
Retained earnings	505,165	479,527
Total Knight Transportation Shareholders' Equity	712,553	677,760
Noncontrolling interest	2,295	1,515
Total Shareholders' Equity	714,848	679,275
Total Liabilities and Shareholders' Equity	$1,097,922	$1,082,285

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
	(Unaudited)			(Unaudited)
OPERATING STATISTICS

Average Revenue Per Tractor*	$43,863	$43,100	1.8%	$130,398	$126,648	3.0%

Non-paid Empty Mile Percent	12.1%	9.8%	23.5%	11.7%	9.6%	21.9%

Average Length of Haul	505	492	2.6%	505	497	1.6%

Adjusted Operating Ratio (1)	82.8%	82.5%		82.2%	83.1%

Average Tractors - Total	4,829	4,040		4,804	4,003

Average Trailers - Total	12,021	9,381		11,668	9,163

Net Capital Expenditures (in thousands)	$69,242	$59,950		$108,852	$121,308

Cash Flow From Operations (in thousands)	$49,172	$39,215		$156,639	$117,067

* Includes trucking segment revenue excluding fuel surcharge.

(1)

Non-GAAP reconciliation
Adjusted operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited, in thousands)

Total revenue	300,122	271,547	892,225	784,865
Less: Trucking fuel surcharge	30,192	43,718	96,458	132,532
Revenue, excluding trucking fuel surcharge	269,930	227,829	795,767	652,333
Operating expense	253,696	231,756	757,877	674,925
Adjusted for:
Trucking fuel surcharge	(30,192)	(43,718)	(96,458)	(132,532)
Accrual for class action lawsuits (b)	-	-	(7,163)	-
Adjusted operating expenses	223,504	188,038	654,256	542,393
Adjusted operating income	46,426	39,791	141,511	109,940
Operating ratio	84.5%	85.3%	84.9%	86.0%
Adjusted operating ratio	82.8%	82.5%	82.2%	83.1%

(2)

Non-GAAP reconciliation
Adjusted net income attributable to Knight and adjusted earnings per diluted share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)

Net Income attributable to Knight	$30,283	$25,100	$87,484	$69,924
Adjusted for:
Accrual for class action lawsuits (net of tax)(b)	-	-	$4,395	-
Adjusted net income attributable to Knight	$30,283	$25,100	$91,879	$69,924

Weighted Average Shares Outstanding - Diluted	82,005	82,097	82,714	81,776

Earnings per diluted share	$0.37	$0.31	$1.06	$0.86
Adjusted for:
Accrual for class action lawsuits (b)	$0.00	$0.00	$0.05	$0.00
Adjusted earnings per diluted share	$0.37	$0.31	$1.11	$0.86

(3)

Non-GAAP reconciliation
Operating ratio and adjusted operating ratio for trucking segment (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited, in thousands)
Trucking
Total revenue	242,008	217,844	722,847	639,506
Less: Trucking fuel surcharge	30,192	43,718	96,458	132,532
Revenue, excluding trucking fuel surcharge	211,816	174,126	626,389	506,974
Operating expense	199,298	182,330	600,047	539,015
Adjusted for:
Trucking fuel surcharge	(30,192)	(43,718)	(96,458)	(132,532)
Accrual for class action lawsuits (b)	-	-	(7,163)	-
Adjusted operating expenses	169,106	138,612	496,426	406,483
Adjusted operating income	42,710	35,514	129,963	100,491
Operating ratio	82.4%	83.7%	83.0%	84.3%
Adjusted operating ratio	79.8%	79.6%	79.3%	80.2%

(a) Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue before fuel surcharge.  We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

(b) During the second quarter of 2015 we accrued $7.2 million of expense ($4.4 million after-tax) related to two class action lawsuits involving employment related claims.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: David A. Jackson, President and CEO, or Adam W. Miller, CFO at (602) 606-6315

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